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                      CONSENT OF SALOMON SMITH BARNEY INC.



We hereby consent to the use of our name and to the description of our opinion letter, dated as of July 10, 2000, under the caption "Opinions of Forest's Financial Advisors" in, and to the inclusion of such opinion letter as Annex C to, the Joint Proxy Statement/Prospectus of Forest Oil Corporation and Forcenergy Inc, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Forest Oil Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                       SALOMON SMITH BARNEY INC.



                                       By /s/  Andrew Safran
                                         ---------------------------
                                         Andrew Safran
                                         Managing Director



New York, New York
November 3, 2000